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                               SECOND AMENDMENT TO
                                CREDIT AGREEMENT


         This Second Amendment to Credit Agreement is entered into as of this 19th day of May, 2000, by and between COMERICA BANK, a Michigan banking corporation ("Bank"), with offices at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 and SIMPLE TECHNOLOGY, INC., a California corporation ("Company"), whose principal office is located at 3001 Daimler Street, Santa Ana, CA 92705.

                                    RECITALS:

         A. Bank and Company entered into a certain Credit Agreement dated as of August 3, 1999 (the "Credit Agreement"), as amended by First Amendment to Credit Agreement dated as of December 29, 1999 (the "First Amendment" together with the Credit Agreement, the "Agreement") and in connection therewith, Company executed and delivered to Bank a certain Revolving Note in the principal amount of $20,000,000 and Canadian Subfacility Note in the principal amount of CAD $1,000,000 both of even date therewith (collectively, the "Note").

         B. The parties desire to further amend the Agreement, upon the following terms and conditions.

         NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

         1. Section 1.26 of the Agreement is amended and restated in its entirety as follows:

                  "1.26 "EUROCURRENCY-BASED RATE" shall mean a per annum interest rate equal to the Eurocurrency Rate, plus two and three-quarters percent (2.75%) per annum."

         2. Clause (a) of Section 1.42 of the Agreement is amended and restated in its entirety as follows:

                  "(a)     delivery of desk top appraisals on DRAM and memory
         modules on the first business day of each calendar quarter commencing on July 1, 2000;"

         3. Section 6.1(f) of the Agreement is amended and restated in its entirety as follows:

                  "(f)     furnish to the Bank, weekly, in form, content and
         reporting basis satisfactory to Bank, a Borrowing Base Report provided, however, that during any period when the principal amount of the Loans outstanding exceeds eighty percent (80%) of the Facility Maximum then in effect such Borrowing Base Reports shall be delivered (together with such back-up materials and appraisals as Bank may require) more frequently at such intervals as Bank, in its sole discretion, directs."

         4.       Section 6.1(i) of the Agreement is amended to:


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         (a)      substitute the term "quarterly" for "monthly" immediately
                  preceding the phrase "DRAM desktop inventory appraisal updates"; and

         (b)      insert the following at the end of such subsection:

                  "provided, however that during any period when the principal amount of the Loans outstanding exceeds eighty percent (80%) of the Facility Maximum then in effect more frequent reporting may be required at such intervals as Bank, in its sole discretion, directs."

         5. Company hereby ratifies and reaffirms the representations, warranties and covenants set forth in the Agreement.

         6. Company certifies that no Event of Default or default (as defined in the Agreement) has occurred and is continuing.

         7. Company represents and warrants that its Articles of Incorporation and Bylaws delivered to Bank as of March __, 2000 in connection with the Agreement, are in full force and effect and have not been modified, repealed or amended since the date thereof.

         8. If any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Amendment, and this Amendment shall be enforced as if any such invalid or unenforceable provision were not contained herein.

         9. Except as specifically amended hereby, the Agreement shall remain unchanged and shall be in full force and effect, enforceable in accordance with its terms.

         IN WITNESS WHEREOF, this Amendment has been executed as of the day first stated above.

                                            SIMPLE TECHNOLOGY, INC.


                                            By: /s/ Manouch Moshayedi

                                            Its: Chief Executive Officer


                                            COMERICA BANK


                                            By:      /s/ Mark C. Smith

                                            Its:     Vice President


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